UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2012

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 13, 2012, Marina Biotech, Inc. (the “Company”) and ProNAi Therapeutics, Inc. (“ProNAi”) entered into an Exclusive License Agreement (the “License Agreement”) regarding the development and commercialization of DNAi-based therapeutics utilizing the Company’s novel SMARTICLES® liposomal delivery technology. The License Agreement provides that ProNAi will have full responsibility for the development and commercialization of any products arising under the License Agreement. Under terms of the License Agreement, the Company could receive up to $14 million for each gene target in total upfront, clinical and commercialization milestone payments, as well as royalties on sales, with ProNAi having the option to select any number of additional gene targets. Either party may terminate the License Agreement upon the occurrence of a default by the other party (subject to standard cure periods), or upon certain events involving the bankruptcy or insolvency of the other party. ProNAi may also terminate the License Agreement without cause upon ninety (90) days’ prior written notice to the Company, provided that no such termination shall be effective sooner than December 13, 2012.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary is qualified in its entirety by reference to the License Agreement, a redacted copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

On March 14, 2012, the Company issued a press release announcing that it has entered into the License Agreement, a copy of which is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2012, the Company and Philip C. Ranker entered into an amendment to that certain Employment Agreement, effective as of September 7, 2011, by and between the Company and Mr. Ranker, pursuant to which Mr. Ranker serves as the interim Chief Financial Officer and Secretary of the Company. The purpose of the amendment was to extend Mr. Ranker’s employment period under the employment agreement from March 7, 2012 to September 7, 2012, and to make certain conforming changes to the employment agreement in connection with such extension. Except as otherwise expressly provided by the amendment, all of the terms and conditions of the employment agreement are, and shall continue to be, in full force and effect. A copy of the amendment is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1**	Amendment No. 1, effective as of March 7, 2012, to the Employment Agreement, effective as of September 7, 2011, by and between the Registrant and Philip C. Ranker.

99.1	Press release of Marina Biotech, Inc. dated March 14, 2012.

**	Indicates management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

March 19, 2012	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1**	Amendment No. 1, effective as of March 7, 2012, to the Employment Agreement, effective as of September 7, 2011, by and between the Registrant and Philip C. Ranker.

99.1	Press release of Marina Biotech, Inc. dated March 14, 2012.

**	Indicates management contract.